UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

 FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): July 7, 2021

Prospect Flexible Income Fund, Inc.
(Exact name of registrant as specified in its charter)

MARYLAND	814-00908	45-2460782
(State or other jurisdiction	(Commission File Number)	(IRS Employer
of incorporation)		Identification No.)

10 East 40th Street, 42nd Floor, New York, New York 10016
(Address of principal executive offices, including zip code)

(212) 448-0702

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01. Entry into a Material Definitive Agreement.

On July 7, 2021, Prospect Flexible Income Fund, Inc. (the “Company”) entered into an amended and restated expense limitation agreement (the “Amended and Restated ELA”) with Prospect Capital Management L.P., the Company’s investment adviser (“PCM”), which was unanimously approved by the Company’s board of directors, including by all of the directors who are not “interested persons” (as defined in the Investment Company Act of 1940, as amended).

The Amended and Restated ELA amended and restated the expense limitation agreement, dated April 20, 2021 (the “ELA”), by and between the Company and PCM, to extend the period during which PCM will be required to waive its investment advisory fees under the investment advisory agreement, dated April 20, 2021, by and between the Company and PCM, from September 30, 2021 to June 30, 2022, in order to limit the Company’s operating expenses to an annual rate, expressed as a percentage of the Company’s average quarterly net assets, equal to 8.00%. Other than this change, the terms and conditions of the Amended and Restated ELA are identical to those of the ELA.

The foregoing description of the Amended and Restated ELA is a summary only and does not purport to be complete and is qualified in its entirety by reference to the full text of the Amended and Restated ELA, which is filed herewith as Exhibit 10.1 and incorporated herein by reference.

Item 9.01. Financial Statements and Exhibits
(d) Exhibits

10.1    Amended and Restated Expense Limitation Agreement, by and between Prospect Flexible Income Fund, Inc. and Prospect Capital Management L.P.

SIGNATURE

    Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this Current Report on Form 8-K to be signed on its behalf by the undersigned hereunto duly authorized.

Prospect Flexible Income Fund, Inc.

By:     /s/ M. Grier Eliasek
Name:    M. Grier Eliasek
Title:    Chief Executive Officer
Date:  July 7, 2021

Index to Exhibits

Exhibit Number	Description
10.1	Amended and Restated Expense Limitation Agreement, by and between Prospect Flexible Income Fund, Inc. and Prospect Capital Management L.P.

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